As filed with the Securities and Exchange Commission on January 9, 1997
                                                    Registration No. 333-______
================================================================================

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  DYNAGEN, INC.
             (Exact name of Registrant as specified in its charter)
                          -----------------------------

               DELAWARE                                 2830
   (State or other jurisdiction of          (Primary Standard Industrial
    incorporation or organization)           Classification Code Number)


                                   04-3029787
                                (I.R.S. Employer
                               Identification No.)


                                 99 Erie Street
                         Cambridge, Massachusetts 02139
                                 (617) 491-2527

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           DR. INDU A. MUNI, President
                                  DynaGen, Inc.
                                 99 Erie Street
                         Cambridge, Massachusetts 02139
                                 (617) 491-2527

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              JOHN M. HESSION, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000





         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.           [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.     [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following. [ ]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

         In accordance with Rule 416 under the Securities Act, this Registration Statement also covers such indeterminate number of additional shares of the Registrant's Common Stock, $.01 par value, as may become issuable upon conversion of the Registrant's Convertible Note due February 7, 1998 (the "Note") to prevent dilution resulting from stock splits, stock dividends or similar transactions or by reason of changes in conversion price of the Note in accordance with the terms thereof.


                                      -2-





                         CALCULATION OF REGISTRATION FEE

============================= ======================= ================= ========================= ====================

                                                          Proposed              Proposed
          Title of                                        Maximum               Maximum
         Securities                   Amount              Offering             Aggregate               Amount of
           to be                      to be              Price Per              Offering             Registration
         Registered                 Registered             Share                 Price                    Fee
----------------------------- ----------------------- ----------------- ------------------------- --------------------
      Common Stock,
      $.01 par value             1,000,000 shares        $1.625(1)           $1,625,000(1)               $493


===================================================================================================================

(1) The price of $1.625 per share, which is the average of the bid and asked prices reported on the Nasdaq SmallCap Market on January 6, 1997, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).

===================================================================================================================



                                      - 3 -




PROSPECTUS

                                  DYNAGEN, INC.

                        1,000,000 Shares of Common Stock
                                ($.01 par value)


         All of the shares of Common Stock, par value $.01 per share ("Common Stock"), of DynaGen, Inc. (the "Company") offered hereby (the "Shares") will be sold from time to time by GFL Performance Fund Limited (the "Selling
Stockholder"), a stockholder of the Company. The Shares consist of up to 1,000,000 shares of Common Stock issuable upon the conversion of a Convertible Note due February 7, 1998 originally issued by the Company in the principal amount of $2,000,000 (the "Note") to the Selling Stockholder or shares of Common Stock that may be, at the option of the Company, issued by the Company in payment of interest on the Note. The Company will not receive any of the proceeds from the sale of the Shares offered hereby. All brokerage commissions and other similar expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder. Other expenses of the offering, estimated at $25,000, will be borne by the Company.

         The sale of the Shares by the Selling Stockholder may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq SmallCap Market (the "Nasdaq") or in the over-the-counter market, in negotiated transactions or by a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of the sale, at prices related to the prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions with or through one or more broker-dealers, which may act as agent or principal. The Selling Stockholder and/or any broker-dealer effecting the sales may be deemed to be an "underwriter" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by the broker-dealer and any profit on the resale of shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholder may transfer the Shares or the Note to other persons who may, in turn, resell Shares in the manner described above. Additionally, the Selling Stockholder may pledge or make gifts of the Shares, and the Shares may also be sold by the pledgees or transferees. The Selling Stockholder may also transfer the Shares pursuant to Rule 144 under the Securities Act, whether or not the Registration Statement of which this Prospectus forms a part is effective at the time of any such transfer. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including certain liabilities under the Securities Act, and to the extent any indemnification by an indemnifying party is prohibited or limited by law, the Company has agreed to make the maximum contribution with respect to any amounts for which it would otherwise be liable under such indemnification provision to the fullest extent permitted by law. See "Plan of Distribution."

         The Common Stock is currently traded on the Nasdaq under the symbol "DYGN" and on the Boston Stock Exchange under the symbol "DYG." On January 6, 1997, the closing bid price of the Common Stock, as reported by the Nasdaq, was $1.56 per share.

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
                SUBSTANTIAL DILUTION TO THE PUBLIC INVESTOR. SEE
                         "RISK FACTORS" AND "DILUTION."




                          ----------------------------
          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
      STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
   THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ----------------------------


                 The date of this Prospectus is January 9, 1997


                              AVAILABLE INFORMATION

         DynaGen, Inc., a Delaware corporation, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is traded on the Nasdaq SmallCap Market, and such reports and other information can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. The Company's Common Stock is listed on the Boston Stock Exchange and such material is also available for inspection at the offices of the Boston Stock Exchange, One Boston Place, Boston, Massachusetts 02109.

         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-3 under the Act with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any documents filed with, or incorporated by reference in, the Registration Statement as exhibits are not necessarily complete, and each such statement is qualified in all respects by reference to the copy of the applicable documents filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents heretofore filed by the Company with the Commission (File No. 1-11352) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

         (1) Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

         (2) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996;

         (3)  The  Company's   Proxy   Statement  for  its  Annual   Meeting  of
Stockholders to be held on January 30, 1997;

         (4) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

         (5) The "Description of Securities" contained in the Company's Registration Statement No. 33-71416 on Form S-1 and incorporating by reference the information contained in the Company's Final Prospectus dated March 16, 1994, filed under Section 424(b) under the Securities Act of 1933.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Copies of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge by persons, including beneficial owners, to whom this Prospectus is delivered. Request should be made to Mr. Dennis R. Bilodeau, Controller, DynaGen, Inc., 99 Erie Street, Cambridge Massachusetts 02139 (telephone: 617-491-2527).

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY



         The following summary information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference and the financial statements which are incorporated herein by reference.


THE COMPANY..............DynaGen,  Inc. (the "Company")  develops,  manufactures and markets proprietary and generic diagnostic and therapeutic products for human health care.


RISK FACTORS.............The  Offering  involves  substantial  risk.  See  "Risk
                         Factors."


SECURITIES OFFERED.......1,000,000  shares of Company  Common  Stock,  par value
                         $.01 per share.

OFFERING PRICE...........All or part of the  Shares  offered  hereby may be sold from time to time in amounts and on terms to be determined by the Selling Stockholder at the time of sale.

USE OF PROCEEDS..........The Company will  receive no part of the proceeds  from
                         the  sale  of  any  of  the   Shares  by  the   Selling
                         Stockholder.

SELLING STOCKHOLDER......The Shares being  offered  hereby are being offered for the account of the Selling Stockholder specified under the caption "Selling Stockholder."

STOCK MARKET SYMBOLS:               Nasdaq                Boston Stock Exchange
                                    ------                ---------------------

Common Stock                         DYGN                          DYG

--------------------------------------------------------------------------------

                                   THE COMPANY

         The Company, organized in November 1988, develops, manufactures and markets proprietary and generic therapeutic and diagnostic products for the human health care market. In August 1996, the Company acquired the tablet business of Able Laboratories, Inc. ("Able"), a generic pharmaceutical products subsidiary of ALPHARMA USPD INC.

         In connection with the acquisition of Able, the Company acquired the rights to several U.S. Food and Drug Administration ("FDA") approved Abbreviated New Drug Application ("ANDA") products as well as other generic formulations. The Company intends to increase sales of its current generic product portfolio through expansion of its distribution network, by reintroducing certain products that were previously discontinued by Able's prior owner, and by developing a program to add new ANDA products. There can be no assurance that the Company will be successful in implementing this strategy or receiving the necessary regulatory approvals.

         Prior to the Able acquisition, the Company's business consisted of proprietary diagnostic products and proprietary therapeutic and diagnostic product candidates. The Company's lead therapeutic product candidate, NicErase(R)-SL, is intended as an aid in smoking cessation and to provide relief from nicotine withdrawal symptoms. Unlike currently available smoking cessation products, NicErase's active ingredient is lobeline, a non-nicotine therapeutic compound. Results of human clinical trials conducted by the Company suggest that NicErase is safe, reduces nicotine withdrawal symptoms and does not exhibit potential for addiction. The Company is currently conducting a multi-center pivotal Phase 3 clinical trial of NicErase-SL. Results from this first trial are anticipated to be available in the first quarter of 1997. There can be no assurance that the results of the Company's ongoing Phase 3 clinical trial of NicErase-SL will be favorable for the Company.

         The Company has entered into a licensing agreement with Nastech Pharmaceutical Company Inc. ("Nastech") in which the Company granted Nastech a worldwide, exclusive license to develop a lobeline sulfate nasal delivery formulation of the Company's NicErase product candidate. Nastech is dedicated to developing nasally delivered drugs for pharmaceuticals that are currently available in an oral and/or injectable dosage forms. Under the terms of the agreement, Nastech will be responsible for the development of nasal formulations, preclinical animal studies and limited human studies and shall bear all the development costs. The Company and Nastech will cooperate in licensing the product to a third party and will share equally in licensing fees and royalties.

         The Company is also developing NicCheck(R), a colorometric test strip that measures the urinary content of nicotine and its metabolites. The test distinguishes between smokers and nonsmokers with 97% accuracy and is also able to distinguish between high and low consumers of nicotine. NicCheck can be used both as a companion product for NicErase-SL or independently for clinical evaluation. In December 1996, the Company acquired, through a licensing arrangement from BioLoc, Inc. ("BioLoc"), rights to a breast biopsy technology. This technology, which is in a developmental stage, is intended to improve the accuracy and efficiency and reduce the overall cost of breast surgical biopsy procedures. Core needle biopsy, the most commonly used non-surgical procedure for diagnosis of suspicious lesions in breasts, is limited in its efficacy due to the difficulty in capturing the targeted tissue and the need for multiple attempts to obtain accurate and sufficient samples, resulting in unnecessary pain, scarring and anxiety. The BioLoc technology is intended to overcome the shortcomings of the core needle biopsy procedure by accurately guiding the surgical biopsy instruments directly to the suspected tissue lesion identified during mammography examination.

         The Company is also developing OrthoDyn(R), a bioresorbable bone cement system for bone and joint repair, which is currently in the preclinical development stage. In addition, the Company is conducting early stage research on bacterial extract for the treatment of infectious diseases.

         The Company has also developed proprietary diagnostic tests for certain infectious diseases including tuberculosis. The Company is currently selling the MycoDot(R) product, a test to detect antibodies against mycobacteria in blood or serum, through distributors primarily in Southeast Asia, Pacific Rim countries, China, India and Japan. The Company's MycoAKT(R) products, diagnostic tests that identify three mycobacterial species in culture, are sold by a third party under exclusive U.S. manufacturing and distribution rights and semi-exclusive worldwide rights granted by the Company.

         The Company maintains its principal executive offices and laboratory facilities at 99 Erie Street, Cambridge, Massachusetts 02139, U.S.A., and its telephone number is (617) 491-2527.

                                  RISK FACTORS

         The shares of Common Stock offered hereby involve a high degree of risk and should not be purchased by persons who cannot afford the loss of their entire investment. The following factors, in addition to the other information discussed in this Prospectus, should be considered carefully in evaluating an investment in the Company and its business.

         LIMITED OPERATING HISTORY; HISTORY OF LOSSES; ANTICIPATION OF FUTURE LOSSES. The Company has incurred operating losses since its inception and has an accumulated deficit of $21,787,097 as of September 30, 1996. The Company incurred a net loss of $1,778,046 for the three months ended September 30, 1996, compared with a net loss of $725,925 for the three months ended September 30, 1995. Such losses have resulted principally from expenses incurred in research and development and from general and administrative costs associated with the Company's development efforts. The continued development of the Company's products will require the commitment of substantial resources to conduct further development and preclinical and clinical trials, and to establish manufacturing, sales, marketing, regulatory and administrative capabilities. In addition, the Company's recently acquired subsidiary, Able, has incurred net operating losses in the past. The Company expects to provide its Able subsidiary with working capital during the foreseeable future until Able can become self-supporting. The Company expects to incur substantial operating losses over the next several years as its product programs expand, various clinical trials commence and marketing efforts are launched. The amount of net losses and the time required by the Company to reach sustained profitability are highly uncertain and to achieve profitability, the Company must, among other things, successfully complete development of its products, obtain regulatory approvals, and establish manufacturing and marketing capabilities by itself or with third parties. There is no assurance that the Company will ever generate substantial revenues or achieve profitability.

         FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING. It is anticipated that the Company will continue to expend significant amounts of capital to fund its research and development, clinical trials and the operation of Able. The Company's available working capital is inadequate for completion of the Company's development programs, and additional financing will be necessary for the continued support of the Company's proposed products and operations, including the establishment of manufacturing, marketing and distribution capabilities for its proposed products. There can be no assurance that the Company will be able to secure additional financing or that such financing will be available on favorable terms. If the Company is unable to obtain such additional financing, the Company's ability to maintain its current level of operations could be materially and adversely affected and the Company may be required to reduce its overall expenditures including its research and development activity with respect to certain proposed products.

         UNCERTAINTIES RELATED TO NICERASE. Under applicable federal law, the Company will not be permitted to sell any formulations of NicErase, and thus generate any revenue from its development of NicErase, unless it obtains the necessary regulatory approvals from the FDA for the commercial sale of that product. To obtain such regulatory approvals, the Company must demonstrate to the satisfaction of the FDA, through preclinical studies and clinical trials, that NicErase is safe and effective. Although the results of the Company's pilot Phase 3 clinical trials with respect to NicErase-SL were encouraging, they do not necessarily indicate, and they do not guarantee, that the results of the ongoing multi-center pivotal Phase 3 clinical trial will be favorable to the Company. Nor do the results obtained in the small-scale pilot tests completed by the Company to date necessarily indicate that the Company will ultimately succeed in obtaining FDA approval for the commercial sale of NicErase-SL or any other formulations of NicErase. The results from preclinical studies and early clinical trials may not be predictive of results that will be obtained in large-scale testing, and there can be no assurance that the Company's clinical trials will demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals or will result in marketable products. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. If NicErase is not shown to be safe and effective in either current ongoing, or any future clinical trials, and if the Company is thus unable to commercialize NicErase it would have a material adverse effect on the Company's business, financial condition and results of operations.

         INTEGRATION OF ABLE ACQUISITION. In August 1996, the Company acquired certain of the assets of Able. There can be no assurance that the anticipated benefits from this acquisition will be realized. Additionally, there can be no assurance that the Company will be able to effectively market the existing Able products, that it will obtain FDA approval to market additional generic drugs or that it will be successful in managing the combined operations. The integration of Able will require substantial attention from management, many of whom have limited experience in integrating acquisitions. The diversion of management's attention, the process of integrating the businesses and any difficulties encountered in the transition process could cause an interruption of business, and could have a material adverse effect on the Company's operations and financial performance.

         LIMITED COMMERCIALIZATION OF PRODUCTS. The Company has commercially introduced and is currently marketing through distributors only two of its proprietary products, yielding limited revenues from the sale of these products. Historically, substantially all of the Company's revenues had been generated from research and development contracts and license fees. The Company's ability to achieve profitability will depend on its ability to develop and introduce commercially viable products, obtain regulatory approvals for these products and either successfully manufacture, market and distribute such products on its own or enter into collaborative agreements for product manufacturing, marketing and distribution. Many of the Company's proposed therapeutic and diagnostic products will require substantial further development, preclinical and clinical testing, and investment by the Company or third party licensees in manufacturing, marketing and sales infrastructures prior to their commercialization. The BioLoc technology is in an early stage of development and therefore is subject to the risks of unsuccessful development, marketing and commercialization. This proposed product will require substantial further development, and preclinical and clinical testing and regulatory approval, at a substantial cost to the Company. Additional investment by the Company in manufacturing, marketing and sales infrastructures will also be required prior to commercialization of any of its proposed products. No assurance can be given that the Company's development efforts will be successfully completed, that regulatory approvals will be obtained, or that these products, once introduced, will be successfully marketed.

         FUTURE ACQUISITIONS. Management may from time to time consider other acquisitions of assets, businesses or technologies that will enable the Company to acquire complementary skills and capabilities, offer new products, expand its customer base or obtain other competitive advantages. There can be no assurance that the Company will be able to successfully identify suitable acquisition candidates, obtain financing on satisfactory terms, complete acquisitions, integrate acquired operations into its existing operations or expand into new markets. Acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and amortization expense related to intangible assets acquired, any of which could materially adversely affect the Company's business and results of operations. Acquisitions, including the Company's recent acquisition of Able, involve a number of potential risks, including difficulties in the assimilation of the acquired Company's operations and products, diversion of management's resources, uncertainties associated with operating in new markets and working with new employees and customers, and the potential loss of the acquired company's key employees. There can also be no assurance that the Able acquisition and future acquisitions, if any, will not have a material adverse effect upon the Company's business and results of operations. Once integrated, acquired operations may not achieve levels of revenues, profitability or productivity comparable to those achieved by the Company's existing operations, or otherwise perform as expected. The Company does not have any current commitments or agreements relating to any acquisitions.

         LIMITED MANUFACTURING CAPABILITY AND EXPERIENCE. The Company's MycoDot and MycoAKT products are currently made by licensed manufacturers. The Company intends to enter into licenses, joint venture and similar collaborative arrangements with third parties for the manufacture of other proprietary products and proposed products. There are no other such agreements and there can be no assurance that the Company will be successful in securing manufacturing agreements for its products or that such agreements will prove to be on terms favorable to the Company. In addition, the Company's dependence upon third parties for the manufacture of its products and proposed products could have an adverse effect on the Company's profitability and its ability to deliver its proposed products on a timely and competitive basis. To the extent that the Company attempts to manufacture any of its products, there can be no assurance that the Company will be able to attract and retain qualified manufacturing personnel, or build or rent manufacturing facilities.

         The Company's generic therapeutic products are manufactured at its Able Laboratories facility in South Plainfield, New Jersey. In order to maintain compliance with FDA Good Manufacturing Practices ("GMP") standards, the Company may have to make significant investments in its infrastructure and plant facility. There can be no assurance that such capital expenditures and overhead costs will not have a material effect upon the Company's ability to achieve profitability. There can be no assurance that the Company will retain the key employees it acquired in the Able acquisition.

         LACK OF MARKETING EXPERIENCE. The Company currently does not plan to market its proprietary products directly and does not have adequate resources or expertise to develop a substantial marketing organization and internal sales force for these products. Since the Company does not have the financial or other resources to undertake extensive direct marketing activities, the Company intends to enter into marketing arrangements with third parties, including possible joint venture, license or distribution arrangements. While the Company intends to license its products for manufacture and sale to established health care or pharmaceutical companies, it has had very limited success in its efforts to enter into such agreements to date. There can be no assurance that the Company will be able to locate collaborative partners or that these strategic alliances, if consummated, will prove successful.

         With respect to the Company's generic therapeutic products, there can be no assurance that present and potential customers of Able will continue their recent buying patterns without regard to the Able acquisition, and any significant delay or reduction in orders could have an adverse effect on the Company's near-term business and results of operations.

         REGULATION BY GOVERNMENT AGENCIES. The Company's research, preclinical development, clinical trials, manufacturing and marketing of its proposed products are subject to extensive regulation by numerous governmental authorities in the United States (including the FDA), and other equivalent foreign regulatory authorities. The process of obtaining FDA and other required regulatory approvals is lengthy and expensive. There can be no assurance that the Company will be able to obtain the necessary approvals for clinical testing or for the manufacturing or marketing of its proposed products. Further, additional governmental regulation may be established which could prevent or delay regulatory approval of the Company's products. The regulatory process may delay for long periods, and ultimately prevent, marketing of new products or impose costly procedures that would have a material adverse effect on the Company's business. Failure to comply with the applicable regulatory requirements can, among other things, result in fines, suspensions of regulatory approvals, product recalls, operating restrictions and criminal prosecution.

         The Company's success in the generic drug market depends, in part, on its ability to obtain FDA approval of ANDAs for its new products, as well as its ability to procure a continuous supply of raw materials and to validate the manufacturing processes used to produce consistent test batches for FDA approval. Such raw materials are generally available from several sources; however, this may not always be the case. Since the federal drug application process requires specification of raw material suppliers, if raw materials from a specified supplier were to become unavailable, the Company would be required to file a supplement to its ANDA and revalidate the manufacturing process using a new supplier's materials. This could cause a delay of several months in the manufacture of the drug involved and the consequent loss of potential revenue and market share. Additionally, there is often a time lag, sometimes significant, between the receipt of ANDA approval and the actual marketing of the approved product due to this validation process.

         The Able Laboratories facility is subject to plant inspections by the FDA to determine compliance with GMP standards. The Company could be subject to fines and sanctions such as the suspension of manufacturing or the seizure of drug products if it were found to be in non-compliance with GMP standards.

         RAPID TECHNOLOGICAL ADVANCES AND COMPETITION. The therapeutic and diagnostic markets in which the Company competes have undergone and can be expected to continue to undergo rapid and significant technological advances. There can be no assurance that the technological developments of others will not render the Company's technology or products incorporating such technology either uneconomical or obsolete. The Company competes with a number of specialized biotechnology companies and major pharmaceutical companies. Most of these companies have substantially greater financial, technical and human resources and research and development staffs and facilities, as well as substantially greater experience in conducting clinical trials, obtaining regulatory approvals, and manufacturing and marketing products than does the Company. There can be no assurance that the Company's products or proposed products will be able to compete successfully.

         In addition, with its newly acquired generic product line, the Company is now competing in a new market. Generic products with limited competition are generally sold at higher prices, resulting in relatively high gross margins. As more competing products become available, selling prices and gross margins can decline dramatically and impair overall profitability. The Company may experience price erosion in its generic product line. There is also no assurance that the Company will compete successfully in this new market.

         DEPENDENCE ON PATENTS AND PROPRIETARY TECHNOLOGY. The Company owns certain patents and has applied for other patents relating to its technology and proposed products. No assurance can be given, however, whether pending patent applications will be granted or whether any patents granted will be enforceable or provide the Company with meaningful protection from competitors. Even if a competitor were to infringe the Company's patents, the costs of enforcing its patent rights may be substantial or even prohibitive. In addition, there can be no assurance that the Company's proposed products will not infringe the patent rights of others. The Company may be forced to expend substantial resources if the Company is required to defend against any such infringement claims. The Company also may desire or be required to obtain licenses from others in order to further develop, produce and market commercially viable products effectively. There can be no assurance that such licenses will be obtainable on commercially reasonable terms, if at all, that the patents underlying such licenses will be valid and enforceable or that the proprietary nature of the unpatented technology underlying such licenses will remain proprietary. The Company also relies on unpatented proprietary know-how and trade secrets, and employs various methods including confidentiality agreements with employees, consultants, manufacturing and marketing partners to protect its trade secrets and know-how. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such trade secrets and know-how or obtain access thereto.

         The manufacture and sale of certain products developed by the Company will involve the use of processes, products or information, the rights to certain of which are owned by others. Although the Company has obtained licenses with regard to the use of certain such processes, products and information, there can be no assurance that such licenses will not be terminated or expire during critical periods, that the Company will be able to obtain licenses for other rights which may be important to it, or, if obtained, that such licenses will be obtained on commercially reasonable terms. If the Company is unable to obtain such licenses, the Company may have to develop alternatives to avoid infringing patents of others, potentially causing increased costs and delays in product development and introduction, or precluding the Company from developing, manufacturing or selling its proposed products. Additionally, there can be no assurance that the patents underlying any licenses will be valid and enforceable. To the extent any products developed by the Company are based on licensed technology, royalty payments on the licenses will reduce the Company's gross profit from such product sales and may render the sales of such products uneconomical.

         VOLATILITY OF STOCK PRICE. The market for securities of biotechnology companies, including those of the Company, has been highly volatile. The market price of the Company's Common Stock has fluctuated between $7.00 and $.50 from January 1, 1993 to December 31, 1996 and was $1.66 on January 6, 1997, and it is likely that the price of the Common Stock will continue to fluctuate widely in the future. Announcements of technical innovations, new commercial products, results of clinical trials, regulatory approvals, patent or proprietary rights or other developments by the Company or its competitors could have a significant impact on the Company's business and the market price of the Common Stock.

         DILUTION. At September 30, 1996, the net tangible book value of the Company was $6,692,774, or approximately $.23 per share. Purchasers of the Company's Common Stock offered hereby will experience immediate and substantial dilution. See "Dilution."

         LIMITED TRADING VOLUME OF COMMON STOCK. The development of a public market having the desirable characteristics of liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither the Company nor any market maker has any control. Accordingly, there can be no assurance that a significant trading market for the securities offered hereby will develop, that quotations will be available on the Nasdaq as contemplated, or if a significant market develops, that such market will continue. Although the trading volume for the Common Stock, as reported by the Nasdaq, averaged 682,496 shares per week during the 52-week period ended December 27, 1996 and 569,200 shares per week during the four-week period ended December 27, 1996, there can be no assurance that persons purchasing the securities offered hereby will be able to readily sell the securities at the time or price desired.

         ADVERSE CONSEQUENCES ASSOCIATED WITH RESERVATION OF SUBSTANTIAL SHARES OF COMMON STOCK. The Company has reserved 2,128,588 shares of Common Stock for issuance upon the exercise of its outstanding warrants and 2,702,800 shares for issuance to employees, officers, directors and consultants. The price which the Company may receive for the Common Stock issuable upon exercise of such options and warrants will, in all likelihood, be less than the market price of the Common Stock at the time of such exercise. Consequently, for the life of such options and warrants the holders thereof may have been given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock.

         The exercise of all of the aforementioned securities may also adversely affect the terms under which the Company could obtain additional equity capital. In all likelihood, the Company would be able to obtain additional equity capital on terms more favorable to the Company at the time the holders of such securities choose to exercise them. In addition, should a significant number of these securities be exercised, the resulting increase in the amount of the Common Stock in the public market may reduce the market price of the Common Stock. Also, the Company has agreed that, under certain circumstances, it will register under Federal and state securities laws certain securities issuable in connection with warrants issued to the investment banker and placement agent of the Company's Common Stock.

                                    DILUTION

         "Dilution" represents the difference between the assumed price to public per share of Common Stock and the net tangible book value per share immediately after the completion of this offering. "Net tangible book value per share" represents the amount of total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding.

         As of September 30, 1996, the net tangible book value of the Company's Common Stock was $6,692,774 or $.23 per share of Common Stock. Assuming a price to the public of $1.66 per share (based upon the last reported sales price of the Common Stock on Nasdaq at January 6, 1997), there will be an immediate dilution per share of $1.43 to new investors purchasing the Shares offered hereby.

         The following table illustrates the dilution per share described above:

           Assumed price to public per share......................        $1.66

           Net tangible book value per share at September 30, 1996,
              as defined above....................................          .23
                                                                         ------
           Dilution to new investors..............................        $1.43


         In February 1996, the Company issued the Note to the Selling Stockholder as part of a private placement transaction. The Note is convertible into shares of Common Stock at any time at the option of the investor, subject to certain limitations, at a rate of 67% of the average of the closing bid price per share of the Company's Common Stock for the five (5) consecutive trading days ending one trading day prior to the date the notice of conversion is received by the Company.

         The pro forma net tangible book value of the Company's Common Stock at September 30, 1996, assuming full conversion of the Note (based upon a price of $1.66 for the Common Stock on Nasdaq at January 6, 1997), resulting in the issuance of approximately 1,798,237 shares, would be $8,692,774 or $.29 per share. Assuming a price to the public of $1.66 per share (as described above), there would be an immediate dilution per share of $1.37 to new investors.

         At January 6, 1997, the Company had outstanding options to purchase 2,465,900 shares of Common Stock, at exercise prices ranging between $0.01 and $6.25 per share. At January 6, 1997, the Company also had outstanding warrants which have exercise prices ranging between $1.44 and $4.37, which if exercised would result in the issuance of 2,128,588 shares of Common Stock. To the extent such options and warrants are exercised below the net tangible book value per share, there will be further dilution to the purchasers of the Shares offered hereby from the assumed public offering price.

                                 USE OF PROCEEDS

         The Company will receive no part of the proceeds from the sale of any of the Shares by any of the Selling Stockholder. The Company has, however, received proceeds from the sale of the Shares and the Note to the Selling Stockholder, which proceeds were applied to working capital. In the event and to the extent that the Selling Stockholder elect to convert the Note, the Company will have no obligation to repay the Note.

                               SELLING STOCKHOLDER

         The following table sets forth information concerning the beneficial ownership of shares of Common Stock by the Selling Stockholder as of the date of this Prospectus and the number of such shares included for sale in this Prospectus assuming the sale of all such Shares being offered by this Prospectus. To the best of the Company's knowledge, except as noted by footnote, the Selling Stockholder has not held any office or maintained any material relationship with the Company or any of its predecessors or affiliates over the past three years. The Selling Stockholder may reduce the number of shares offered for sale or otherwise decline to sell any or all of the Shares registered hereunder.


                             Number of Shares of Common       Number of Shares          Common Stock
                              Stock Owned Prior to the         to be Acquired                to
   Name                             Offering                  Pursuant to Note            be Sold

GFL Performance Fund               150,000(1)                        (2)                 1,000,000(3)
Limited
--------------------

(1) Does not include shares of Common Stock issuable upon conversion of the Note.

(2) The Selling Stockholder can receive shares of Common Stock through conversion of the Note or through payment by the Company of interest on the Note in shares of Common Stock, valued at the average market price for the Common Stock for the five consecutive trading days ending on the third trading day before the interest payment, at the Company's option. Upon notice to the holders of the Note, the Company may also require that the Note be converted into shares of Common Stock at any time. The principal amount of the Note as of the date of this Prospectus is $1,600,000, and the annual interest rate is 8%. The conversion price is 67% of the average market price for the Common
         Stock for the five consecutive trading days ending one trading day prior to the date that the conversion notice is received by the Company. The Selling Stockholder has agreed with the Company that the Selling Stockholder and any person associated with it and any person serving as an advisor to it may not beneficially own, in the aggregate, more than 4.9% of the Company's outstanding Common Stock.

(3) Consists of up to 1,000,000 shares of Common Stock issuable upon conversion of the Note and through payment of interest on the Note and included in this offering. Does not include 150,000 shares of Common Stock owned prior to this offering or the remaining shares of Common Stock issuable upon conversion of the Note or through payment of interest on the Note, all of which have been registered and may be sold pursuant to a Registration Statement on Form S-3 (Registration No. 333-1748) declared effective on March 29, 1996.

                              PLAN OF DISTRIBUTION

         The distribution by the Selling Stockholder of the Shares may be effected in one or more transactions that may take place in the over-the-counter market, or such other market on which the Company's securities may from time to time be trading, including ordinary broker's transactions or through sales to one or more dealers for resale of the Shares as principals, in privately negotiated transactions, through the writing of options on the Shares (whether such options are listed on an options exchange or otherwise) or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If the Selling Stockholder effects such transactions by selling the Shares through underwriters, dealers or agents, such underwriters, dealers or agents may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom they may act as agent. The Selling Stockholder and any such underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholder may also sell the Shares pursuant to Rule 144 under the Securities Act. Brokers or dealers acting in connection with the sale of the Shares may receive fees or commissions in connection therewith. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of Common Stock may not simultaneously engage in market making activities with respect to such shares of Common Stock for a period of nine business days prior to the commencement of such distribution, subject to certain exceptions. In addition and without limiting the foregoing, the Selling Stockholder and any other person participating in the distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the time of purchases and sales of any Shares by the Selling Stockholder or any other such person. All of the foregoing may affect the marketability of the Shares.

         The Company has agreed with the Selling Stockholder to file the Registration Statement of which this Prospectus is a part with the Commission, and has agreed with the Selling Stockholder to keep the Registration Statement effective until such date that is three years after the date that the Registration Statement is first ordered effective by the Commission or such earlier time as all of the Shares have been sold. The Company will pay all of the expenses incident to the registration of the Shares and certain other expenses related to the offering. The Company has agreed to indemnify the Selling Stockholder against certain liabilities they may incur in connection with the issuance and sale of the Shares, including liabilities under the Securities Act. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the Company has agreed to make the maximum contribution with respect to any amounts for which it would otherwise be liable under such indemnification provision to the fullest extent permitted by law.

         In order to comply with certain states' securities laws, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for the Company by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                     EXPERTS

         The balance sheets as of June 30, 1996 and 1995 and the related statements of loss, changes in stockholders' equity and cash flows for each of the years in the three year period ended June 30, 1996 incorporated by reference in this Prospectus, have been audited by Wolf & Company, P.C., independent auditors, and are incorporated in reliance on the report of such firm, given on their authority as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an estimate of the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation:

Registration Fee -- Securities and Exchange Commission................. $   493
Nasdaq SmallCap Market additional listing fee..........................   7,500
Blue Sky Fees and Expenses.............................................   1,000
Accounting Fees and Expenses...........................................   1,000
Legal Fees and Expenses................................................  10,000
Transfer Agent Fees and Expenses.......................................   1,000
Miscellaneous..........................................................   4,007
                                                                        -------
         TOTAL......................................................... $25,000
                                                                        =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (A)      THE  REGISTRANT  IS A  DELAWARE  CORPORATION.  SECTION  145 OF THE
DELAWARE   GENERAL   CORPORATION   LAW,  AS  AMENDED,   PROVIDES  IN  REGARD  TO
INDEMNIFICATION OF DIRECTORS AND OFFICERS AS FOLLOWS:

    "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the




                                      II-1




defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (included attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had



                                      II-2




power and authority to indemnify its director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation"; as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

     (B)      ARTICLE  9  OF  THE  REGISTRANT'S   CERTIFICATE  OF  INCORPORATION
CONTAINS THE FOLLOWING PROVISION RELATING TO THE INDEMNIFICATION OF DIRECTORS AND OFFICERS:

     "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     (C) ARTICLE VII OF THE BY-LAWS OF THE REGISTRANT CONTAINS THE FOLLOWING PROVISIONS RELATING TO INDEMNIFICATION OF OFFICERS AND DIRECTORS:

     "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees," who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The
Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the



                                      II-3




aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such
Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

ITEM 16..EXHIBITS.

         The following exhibits, required by Item 601 of Regulation S-K, are filed as a part of this Registration Statement. Exhibit numbers, where applicable, in the left column correspond to those of Item 601 of Regulation S-K.

Exhibit No.                                 Item and Reference
-----------                                 ------------------

     4a        --  Specimen  Common  Stock  Certificate  (filed as Exhibit 4a to
                   Registrant's   Registration   Statement  on  Form  S-18,  No.
                   33-31836-B, and incorporated by reference).
     4b        --  Subscription   Agreement   between  the  Registrant  and  GFL
                   Performance  Fund  Limited,  dated January 31, 1996 (filed as
                   Exhibit 4b to  Registrant's  Registration  Statement  on Form
                   S-3, No. 333-1748).
     4c        --  Note  Purchase  Agreement  between  the  Registrant  and  GFL
                   Performance  Fund  Limited,  dated January 31, 1996 (filed as
                   Exhibit 4c to  Registrant's  Registration  Statement  on Form
                   S-3, No. 333-1748).
     4d        --  Convertible  Note issued by the Registrant to GFL Performance
                   Fund Limited,  dated February 7, 1996 (filed as Exhibit 4d to
                   Registrant's   Registration   Statement   on  Form  S-3,  No.
                   333-1748).
     4e        --  Registration  Rights Agreement between the Registrant and GFL
                   Performance  Fund Limited,  dated  February 7, 1996 (filed as
                   Exhibit 4e to  Registrant's  Registration  Statement  on Form
                   S-3, No. 333-1748).
     5         --  Legal  Opinion  of Testa,  Hurwitz &  Thibeault,  LLP  (filed herewith).
     23a       --  Consent of Wolf & Company,  P.C. dated January 9, 1997 (filed herewith).
     23b       --  Consent of Testa, Hurwitz & Thibeault, LLP (see Exhibit 5).
     24        --  Power of Attorney empowering Dhananjay G. Wadekar and Indu A.
                   Muni and each of them to execute this Registration  Statement
                   (see page II-6).

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.




                                      II-4



         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The Company hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A, and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h), under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (d) The Company hereby undertakes that for the purpose of determining any liability under the Securities Act, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                      II-5




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, Commonwealth of Massachusetts on January 8, 1997.

                                              DYNAGEN, INC.


                                              By: /s/ Dr. Indu A. Muni
                                                  -----------------------------
                                                  Dr. Indu A. Muni
                                                  President, Chief Executive
                                                  Officer and Treasurer


                                Power of Attorney

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Dr. Indu A. Muni and Dhananjay G. Wadekar and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-3 of DynaGen, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.





                                      II-6




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Name                                        Capacity                                    Date


/s/ Dhananjay G. Wadekar                    Chairman of the Board, Executive            January 8, 1997
-----------------------------------------   Vice President and Director
Dhananjay G. Wadekar


/s/ Dr. Indu A. Muni                        President, Chief Executive Officer,         January 8, 1997
-----------------------------------------   Treasurer, (Principal Executive,
Dr. Indu A. Muni                            Financial and Accounting Officer)
                                            and Director


/s/ Dr. F. Howard Schneider                 Senior Vice President --                    January 8, 1997
-----------------------------------------   Technology and Director
Dr. F. Howard Schneider

                                            Director
-----------------------------------------
Dr. Ian R. Ferrier


/s/ Steven Georgiev                         Director                                    January 8, 1997
-----------------------------------------
Steven Georgiev


/s/ Dr. Michael Sorell                      Director                                    January 8, 1997
-----------------------------------------
Dr. Michael Sorell




                                      II-7





                                INDEX TO EXHIBITS



Exhibit
Number                            Description of Exhibit


4a            Specimen  Common  Stock  Certificate   (filed  as  Exhibit  4a  to
              Registrant's Registration Statement on Form S-18, No. 33-31836-B, and incorporated by reference).

4b Subscription Agreement between the Registrant and GFL Performance Fund Limited, dated January 31, 1996 (filed as Exhibit 4b to Registrant's Registration Statement on Form S-3, No. 333-1748).

4c Note Purchase Agreement between the Registrant and GFL Performance Fund Limited, dated January 31, 1996 (filed as Exhibit 4c to Registrant's Registration Statement on Form S-3, No. 333-1748).

4d            Convertible  Note issued by the Registrant to GFL Performance Fund
              Limited,   dated   February  7,  1996  (filed  as  Exhibit  4d  to
              Registrant's Registration Statement on Form S-3, No.
              333-1748).

4e Registration Rights Agreement between the Registrant and GFL Performance Fund Limited, dated February 7, 1996 (filed as Exhibit 4e to Registrant's Registration Statement on Form S-3, No. 333-1748).

5             Legal Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

23a Consent of Wolf & Company, P.C. dated January 9, 1997 (filed herewith).

23b           Consent of Testa, Hurwitz & Thibeault, LLP (see Exhibit 5).

24 Power of Attorney empowering Dhananjay G. Wadekar and Indu A. Muni and each of them to execute this Registration Statement (see page II-6).